UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

CYBERKINETICS NEUROTECHNOLOGY

SYSTEMS, INC.

(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035

(Address of principal executive offices) (Zip Code)

(508) 549-9981

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.02. Results of Operations and Financial Condition
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Loan and Security Agreement
Ex-10.2 Warrant by and between the Registrant and the Lender
Ex-99.1 Press release dated March 31, 2005

Item 1.01. Entry Into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report is hereby incorporated by reference into this Item 1.01.

Item 2.02. Results of Operations and Financial Condition.

The following information is being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

On March 31, 2005, Cyberkinetics Neurotechnology Systems, Inc. (the “Registrant”) issued a press release announcing its financial results for the quarter and year ended December 31, 2004. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On March 31, 2005, the Registrant entered into a Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (the “Lender”). The Agreement provides for a revolving line of credit in an amount up to $3 million (the “Line”). The Registrant intends to use the Line for general operating and working capital requirements. Borrowings under the Line bear interest at the prime rate plus 3%. Interest on the Line is payable monthly with the principal amount of all borrowings under the Agreement due on March 30, 2006. The Registrant paid the Lender a commitment fee of $15,000 upon execution of the Agreement.

Under the terms of the Agreement, the Registrant granted the Lender a first priority security interest in all properties, rights and other assets of the Registrant, excluding intellectual property.

The Agreement contains various negative covenants customary for financings of this type, including (i) certain limitations on selling, transferring or otherwise disposing of the Registrant’s business or property, including its intellectual property rights, outside the ordinary course of business, (ii) changing the Registrant’s business, ownership, management or business locations, (iii) entering into mergers, consolidations or acquisitions, (iv) incurring indebtedness, (v) incurring liens on any of the Registrant’s property, (vi) making distributions or investments, (vii) entering into transactions with affiliates and (viii) making payments on subordinated debt.

Additionally, the Agreement contains events of default customary for financings of this type. These events of default include (i) the failure to pay any obligation when due, (ii) the material breach of covenants or the terms of the Agreement or the loan documents, (iii) the occurrence of a material adverse change, (iv) the occurrence of insolvency or receivership events, (v) a default in any third party agreement resulting in the acceleration of indebtedness in excess $100,000 or a material adverse change, (vi) an unsatisfied judgment against the Registrant of at least $50,000, (vii) a representation, warranty or statement proving to be inaccurate in any material respect, and (viii) the breach of any subordination agreement. Upon an event of default, the Lender may declare that all borrowings under the Agreement are immediately due and payable.

In connection with the Agreement, the Registrant issued to the Lender a warrant (the “Warrant”) to purchase 71,429 shares of the Registrant’s common stock at an exercise price of $2.10 per share. The Warrant will expire on March 31, 2015.

A copy of the Agreement and the Warrant are filed with this Current Report as Exhibits 10.1 and 10.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit
Number	Description

10.1	Loan and Security Agreement by and between the Registrant and the Lender

10.2	Warrant by and between the Registrant and the Lender

99.1	Press release dated March 31, 2005 announcing results for the quarter and year ended December 31, 2004

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.

Date: April 4, 2005	By:	/s/ Timothy R. Surgenor

Timothy R. Surgenor
President and Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Loan and Security Agreement by and between the Registrant and the Lender

10.2	Warrant by and between the Registrant and the Lender

99.1	Press release dated March 31, 2005 announcing results for the quarter and year ended December 31, 2004

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.